EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Media Contact:	Cheryl Lipp
(513) 979-5797
cheryl.lipp@bankatfirst.com

Analyst Contact:	J. Franklin Hall
(513) 979-5770
frank.hall@bankatfirst.com
First Financial Bancorp Reports Second Quarter 2007 Financial Results
•	Second quarter 2007 net earnings of $0.21 per diluted share versus $0.11 in second quarter 2006

•	Continued improvement in earning asset mix with stable net interest margin

•	Year-over-year second quarter period-end growth in commercial, commercial real estate, and construction loans of $207.3 million or 15.4 percent, excluding the effects of the branch and loan sales

•	Credit quality remains relatively stable
HAMILTON, Ohio – July 25, 2007 – First Financial Bancorp (Nasdaq: FFBC) president and chief executive officer, Claude E. Davis, today announced second quarter 2007 earnings of $8,172,000 or 21 cents in diluted earnings per share, compared to $4,358,000 or 11 cents in diluted earnings per share for the second quarter 2006 and $8,435,000 or 22 cents in diluted earnings per share last quarter. First Financial also announced year-to-date earnings of $16,607,000 or 43 cents in diluted earnings per share, compared to $8,325,000 or 21 cents in diluted earnings per share for the same period in 2006.
Return on average assets for the second quarter 2007 was 1.00 percent compared to 0.51 percent for the same period in 2006 and 1.04 percent last quarter. Year-to-date return on average assets was 1.02 percent for 2007 compared to 0.48 percent for the same period in 2006. Return on average shareholders’ equity was 11.61 percent for the second quarter 2007 compared to 5.90 percent for the comparable period in 2006 and 11.94 percent last quarter. Year-to-date return on average shareholders’ equity was 11.78 percent for 2007 compared to 5.65 percent for the same period in 2006.
Unless otherwise noted, all amounts discussed in the remainder of the earnings release are pre-tax except income or loss from continuing operations, net income, and per-share data which is presented after-tax.

Summary and Outlook of Key Drivers
Net interest margin decreased to 3.97 percent in the second quarter 2007 from 4.11 percent for the second quarter 2006 and 4.12 percent for the linked-quarter (second quarter 2007 compared to first quarter 2007). Approximately 10 basis points of the first quarter 2007 net interest margin was due to the impact of an accrual of income to convert certain consumer loans from a cycle-date basis of income recognition to a calendar-month basis. The first quarter 2007 adjusted net interest margin, excluding the impact of this accrual, was 4.02 percent. The 2007 margin forecast remains within a range of 3.90 to 4.05 percent.
Noninterest income remained relatively stable on a comparative quarter basis. On a linked-quarter basis, excluding the effects of the first quarter 2007 gain on the sale of residential mortgage servicing rights of $1.1 million, noninterest income was positively impacted by increases in service charges on deposit accounts, trust and wealth management fees, and bankcard income. Management expects the full-year noninterest income annualized growth rate to be between zero and 5.0 percent from the 2006 adjusted, full-year baseline of approximately $59 million.
Noninterest expense was significantly impacted during 2006 by the transition costs associated with First Financial’s execution of its Strategic Plan, resulting in a reduction in noninterest expense of $9.2 million in the second quarter 2007 from the prior year comparable quarter. Year-to-date noninterest expense was $60.7 million in 2007 compared to $77.6 million in 2006, a $16.9 million or 21.8 percent decrease. Management expects that the 2007 efficiency ratio will be between 65 and 67 percent, but remains committed to the long-term goal of 55 to 60 percent. These items will be discussed in more detail in the remainder of the earnings release.
Capital management efforts through share repurchases resulted in 252,000 shares repurchased in the second quarter 2007 at a cost of $3.8 million. On a year-to-date basis, First Financial has repurchased 496,000 shares at a cost of $7.7 million and a weighted average share price of $15.58. First Financial expects to repurchase approximately 1,000,000 shares in 2007.
Credit quality remained relatively stable as net charge-offs for the second quarter were an annualized 23 basis points, and management is projecting a net charge-off level of between 30 and 40 basis points for the full year. Nonperforming assets increased $3.0 million from the first quarter 2007 primarily due to the transfer of four commercial loan relationships to nonaccrual status. First Financial's allowance for loan and lease losses to period-end loans ratio was 1.10 percent, flat compared to the first quarter 2007. Year-to-date 2007 net charge-offs were an annualized 22 basis points of average loans compared to an annualized 40 basis points of average loans for the comparable period in 2006, excluding the second quarter 2006 impact from the transfer of approximately $38 million of loans to loans held for sale.
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Updated 2007 guidance

	2007 Original	2007 Updated
	Guidance	Guidance
Earnings Per Share	$1.00 - $1.10	$0.90 - $0.95
Net Interest Margin	3.90% - 4.05%	No change
Noninterest Income Annualized Growth	7% - 13%	0% - 5%
Noninterest Expense	$118 - $122 million	No Change
Net Charge-offs to Average Loans	30 - 40 bp	No Change
Effective Tax Rate	33.0%	No Change
Return on Equity	13% - 15%	12% - 13%
Efficiency	62% - 65%	65% - 67%
(The preceding overview of First Financial Bancorp’s earnings is supplemented with the following detail:)
Current Period Operating Results
NET INTEREST INCOME
Second Quarter 2007 vs. Second Quarter 2006
Net interest income for the second quarter 2007 was $29.6 million compared to $31.9 million in the second quarter 2006, a decrease of $2.3 million or 7.3 percent. This decrease is primarily due to a 4.1 percent net decline in the level of earning assets, resulting primarily from the third quarter 2006 sale of ten branches and their approximate $101 million of loans and $109 million of deposits.
Second Quarter 2007 vs. First Quarter 2007
Net interest income on a linked-quarter basis decreased from $30.4 million in the first quarter 2007 to $29.6 million in the second quarter 2007, an $802,000 or 2.6 percent decrease. Excluding the effect of the first quarter 2007 interest accrual noted earlier, linked-quarter net interest income remained flat primarily due to consistent earning asset levels and stability in the net interest margin.
Year-to-Date 2007 vs. Year-to-Date 2006
Year-to-date net interest income was $60.0 million in 2007 compared to $64.1 million in 2006, a $4.1 million or 6.5 percent decrease. This decrease is primarily due to a 5.9 percent net decline in the level of earning assets,
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resulting primarily from the balance sheet restructure completed in the first quarter 2006, the third quarter 2006 sale of ten branches and their associated loans and deposits, and continued effects of increased rates on deposits.
NET INTEREST MARGIN
Second Quarter 2007 vs. Second Quarter 2006
Second quarter 2007 net interest margin of 3.97 percent decreased 14 basis points from 4.11 percent for the second quarter 2006, reflecting the planned reduction in earning assets and an increase in deposit costs. On a tax equivalent basis, the second quarter 2007 net interest margin of 4.05 percent decreased 15 basis points from 4.20 percent for the second quarter 2006.
Second Quarter 2007 vs. First Quarter 2007
Linked-quarter net interest margin decreased 5 basis points from an adjusted 4.02 percent to 3.97 percent. The net interest margin remains relatively stable as the earning asset mix continues to shift from lower yielding indirect installment and conforming mortgage loans to higher yielding commercial and commercial real estate loans. These benefits were more than offset by the planned reduction in earning assets and a continued increase in deposit costs. On a tax-equivalent basis, the second quarter 2007 net interest margin was 4.05 percent as compared to an adjusted 4.10 percent for the first quarter 2007.
Year-to-Date 2007 vs. Year-to-Date 2006
Year-to-date net interest margin was 4.05 percent in 2007, 4.00 percent when adjusted for the year-to-date impact of the interest accrual noted earlier, compared to 4.07 percent in 2006, reflecting the planned reduction in earning assets and an increase in deposit costs. On a tax-equivalent year-to-date basis, net interest margin was an adjusted 4.08 percent in 2007 as compared to 4.16 percent in 2006.
For further details on the quarter-over-quarter and year-to-date changes in the net interest margin, please see the attached Net Interest Margin Rate / Volume Analysis.
BALANCE SHEET TRENDS
Loans
First Financial has continued to expand its commercial lending sales force and market presence over the past year, which is reflected in the planned loan mix shift to higher yielding commercial loans. Period-end commercial,
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commercial real estate, and construction loans, excluding the effects of the branch and loan sales, increased from $1.34 billion in the second quarter 2006 to $1.55 billion in the second quarter 2007, an increase of approximately $207.3 million or 15.4 percent, as summarized below:

				Annualized	% Change
				% Change	Comparable-
Period-end balances:	6/30/07	3/31/07	6/30/06	Linked-Qtr.	Qtr.
Commercial	$747,292	$709,341	$646,662	21.4%	15.6%
Real estate — commercial	676,679	647,126	640,869	18.3%	5.6%
Real estate — construction	125,732	107,867	95,603	66.2%	31.5%
Branch loan sale impact	—	—	(37,437)	—	—
Strategic loan sale impact	—	—	(3,277)	—	—

Total	$1,549,703	$1,464,334	$1,342,420	23.3%	15.4%

During late 2005 and early 2006, management made the decisions to exit indirect installment lending, to no longer hold its retail mortgage loan originations on the balance sheet, and to utilize the sale of loans to strategically manage the company’s asset mix, risk profile, and credit quality. Management estimates this has resulted in the cumulative reduction in loan balances as follows:

Indirect installment loan runoff	$176,725
Retail mortgage loan runoff	133,631
Strategic loan sales	260,423

Total	$570,779

Second Quarter 2007 vs. Second Quarter 2006
Average total loans for the second quarter 2007 decreased $83.8 million or 3.2 percent from the comparable period a year ago. Period-end commercial, commercial real estate, and construction loans, excluding the effects of the branch and loan sales, increased approximately $207.3 million or 15.4 percent from the second quarter 2006.
Second Quarter 2007 vs. First Quarter 2007
Average total loans for the second quarter 2007 increased $47.0 million or 7.6 percent on an annualized basis from the first quarter 2007, and average commercial, commercial real estate, and construction loans increased $86.9 million or 24.4 percent on an annualized basis from the first quarter 2007. Period-end commercial, commercial real estate, and construction loans increased approximately $85.4 million or 23.3 percent on an annualized basis from the first quarter 2007.
Year-to-Date 2007 vs. Year-to-Date 2006
Year-to-date 2007 average total loans decreased $98.5 million or 7.6 percent on an annualized basis from the comparable period in 2006; however, average commercial, commercial real estate, and construction loans increased $131.7 million or 19.7 percent on an annualized basis from the comparable period in 2006.
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Investments
Securities available-for-sale were $313.6 million at June 30, 2007, compared to $326.6 million at June 30, 2006 and $325.8 million at March 31, 2007. The combined investment portfolio was 10.8 percent and 10.7 percent of total assets at June 30, 2007, and 2006, respectively, and 11.0 percent of total assets at March 31, 2007.
Deposits
In total, average deposit balances have remained relatively stable over the past year, excluding the branch and related deposit sale. Consumer preference for higher-yielding money market accounts rather than more traditional transaction accounts, and the aggressiveness in market pricing for both transaction and certificate of deposit accounts, has made deposit growth difficult and has resulted in significant shifts in deposit mix. First Financial continues to expand its product offerings, primarily in the interest-bearing checking and savings account categories, to address competitive pressures and consumer demand.
Second Quarter 2007 vs. Second Quarter 2006
Average deposits for the second quarter 2007 decreased $92.2 million or 3.2 percent from the comparable period a year ago. The decrease was primarily a result of the previously mentioned sale of branches in the third quarter 2006 which included $108.6 million of actual deposit balances.
Second Quarter 2007 vs. First Quarter 2007
Average deposits for the second quarter 2007 remained relatively flat compared to the first quarter 2007. Average interest-bearing deposits decreased $3.0 million or 50 basis points, and average noninterest-bearing deposits increased $3.5 million or 3.5 percent, both on an annualized basis from the first quarter 2007.
Year-to-Date 2007 vs. Year-to-Date 2006
Year-to-date 2007 average total deposits decreased $93.5 million or 6.4 percent on an annualized basis from the comparable period in 2006. The decrease was primarily a result of the previously mentioned sale of branches in the third quarter 2006.
NONINTEREST INCOME
Second Quarter 2007 vs. Second Quarter 2006
Second quarter 2007 noninterest income was $14.1 million, an increase of $303,000 or 2.2 percent from the second quarter 2006. This increase was primarily due to higher trust and wealth management fees and bankcard income offset by lower service charge income on deposit accounts primarily as a result of the third quarter 2006 branch sales.
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Second Quarter 2007 vs. First Quarter 2007
On a linked-quarter basis, total noninterest income decreased $612,000 or 4.2 percent. Excluding the first quarter 2007 gain on the sale of residential mortgage servicing rights, total noninterest income increased 3.3 percent in the second quarter 2007. The second quarter 2007 included increases in service charge income on deposit accounts, trust and wealth management fees, and bankcard income totaling $1.1 million or 10.9 percent, which were more than offset by the $1.1 million first quarter 2007 gain on the sale of residential mortgage servicing rights and higher earnings from bank-owned life insurance.
Year-to-Date 2007 vs. Year-to-Date 2006
Year-to-date noninterest income was $28.9 million in 2007 compared to $26.8 million in 2006, a $2.1 million or 7.7 percent increase. This increase is primarily due to the gain on the sale of residential mortgage servicing rights in the first quarter 2007 and related lower amortization expense, the first quarter 2006 loss on sale of investment securities, higher trust and wealth management fees, bankcard income, and earnings from bank-owned life insurance. These increases were offset by lower service charge income on deposit accounts primarily as a result of the third quarter 2006 branch sales.
NONINTEREST EXPENSE
Second Quarter 2007 vs. Second Quarter 2006
Total noninterest expense decreased $9.2 million or 23.9 percent during the second quarter 2007 as compared to the second quarter 2006 primarily due to the following:
•	decreases in salaries and benefits of $6.0 million primarily due to the $2.5 million reduction in severance costs, $1.5 million reduction in salaries and other performance and incentive-based compensation, $831,000 reduction in pension and other retirement-related expenses, and $782,000 reduction in health care costs as a result of lower staffing levels

•	decreases in data processing of $2.6 million primarily due to the $1.1 million in early termination fees on technology contracts incurred in the second quarter 2006 and the impact of First Financial’s 2006 technology upgrade in which the company moved from an out-sourced to an in-house data processing environment

•	decreases in professional services of $766,000 primarily due to 2006 costs associated with our branding initiative, branch staffing, and recruiting fees, combined with an overall reduction in outside consulting usage
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Second Quarter 2007 vs. First Quarter 2007
On a linked-quarter basis, noninterest expense was $1.8 million or 5.7 percent less than the first quarter 2007. The decrease in noninterest expense was primarily due to decreased salaries and other performance and incentive-based compensation of $1.0 million and decreased severance costs of $805,000.
Year-to-Date 2007 vs. Year-to-Date 2006
Year-to-date noninterest expense was $60.7 million in 2007 compared to $77.6 million in 2006, a $16.9 million or 21.8 percent decrease. When the first six months of 2007 and 2006 are adjusted for the items shown below, noninterest expense decreased $9.4 million or 13.7 percent.

	YTD 2Q07	YTD 2Q06	$ Change	% Change
Total noninterest expense	$60,650	$77,561	$(16,911)	(21.8)%
Q1 items:
Debt extinguishment prepayment penalty	—	(4,295)	4,295	—
Losses on properties	—	(354)	354	—
Severance	(933)	(155)	(778)	—

Q1 items subtotal	(933)	(4,804)	3,871	—

Q2 items:
Technology contract early termination costs	—	(1,073)	1,073	—
Losses on properties	(58)	(137)	79	—
Severance	(128)	(2,601)	2,473	—

Q2 items subtotal	(186)	(3,811)	3,625	—

Adjusted total noninterest expense	$59,531	$68,946	$(9,415)	(13.7)%

The following items contributed to the adjusted $9.4 million decrease in noninterest expense from the first six months of 2006:
•	decreases in salaries and benefits of $5.5 million, excluding the year-to-date $1.7 million reduction in severance costs, primarily due to the $2.2 million reduction in salaries and other performance and incentive-based compensation, $1.8 million reduction in pension and other retirement-related expenses, and $828,000 reduction in health care costs

•	decreases in data processing of $2.6 million, excluding the $1.1 million reduction in technology early termination fees, primarily due to the impact of First Financial’s 2006 technology upgrade in which the company moved from an out-sourced to an in-house data processing environment

•	decreases in professional services of $1.4 million primarily due to 2006 costs associated with our corporate reorganization, branding initiative, branch staffing, and recruiting fees, combined with an overall reduction in outside consulting usage
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INCOME TAXES
Income tax expense was $4.0 million and $2.4 million for the three months ended June 30, 2007, and 2006, respectively. The effective tax rate for the second quarter 2007, and 2006, was 33.0 percent and 35.3 percent, respectively. Income tax expense was $8.2 million and $3.9 million for the six months ended June 30, 2007, and 2006, respectively. The effective tax rate for the six months ended June 30, 2007, and 2006, was 33.0 percent and 32.2 percent, respectively.
CREDIT QUALITY
Second Quarter 2007 vs. Second Quarter 2006
Second quarter 2007 net charge-offs were $1.4 million, an annualized 23 basis points of average loans, compared to second quarter 2006 net charge-offs of $2.6 million, an annualized 40 basis points of average loans, excluding the second quarter 2006 $8.3 million impact from the transfer of approximately $38 million of loans to loans held for sale. This lower level of net charge-offs in the second quarter 2007 is primarily due to lower commercial and commercial real estate loan charge-offs.
Total underperforming assets at the end of the second quarter 2007 of $17.2 million increased $1.4 million from $15.8 million at the end of the second quarter 2006 primarily due to higher commercial and commercial real estate nonaccrual loans. The ratio of nonperforming assets to ending loans increased from 58 basis points at the end of the second quarter 2006 to 67 basis points at the end of the second quarter 2007, partially driven by a reduction in total loans.
First Financial’s allowance for loan and lease losses to period-end loans ratio was 1.10 percent, flat compared to the first quarter 2007. A large percentage of underperforming assets are secured by real estate and this collateral has been appropriately considered in establishing the allowance for loan and lease losses at June 30, 2007. It is management’s belief that the second quarter 2007 allowance for loan and lease losses of $28.1 million is adequate to absorb probable credit losses inherent in the portfolio.
Second Quarter 2007 vs. First Quarter 2007
Second quarter 2007 net charge-offs were $1.4 million, an annualized 23 basis points of average loans, compared to first quarter 2007 net charge-offs of $1.3 million, an annualized 22 basis points of average loans.
Total underperforming assets increased $3.1 million from $14.1 million at the end of the first quarter 2007 to $17.2 million at the end of the second quarter 2007 primarily due to the transfer of four commercial loan relationships to nonaccrual status. The ratio of nonperforming assets to ending loans increased from 56 basis points at the end of the first quarter 2007 to 67 basis points at the end of the second quarter 2007.
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For further details on the quarter-over-quarter changes in credit quality, please see the attached Credit Quality schedule.
Earnings Conference Call and Webcast
On July 25, 2007, First Financial will host an earnings conference call that will be webcast live at 1:00 p.m. EDT. The presenters will be Claude E. Davis, president and chief executive officer, and J. Franklin Hall, senior vice president and chief financial officer. Anyone may participate in the conference call by calling 1-877-407-8031 (no passcode needed) or by logging on to the company’s website (www.bankatfirst.com) for a live audio webcast of the call. Click on the Investor Relations link and then on Webcast. Listeners should allow an extra five minutes to be connected to the call or webcast. The event will be archived on the company’s website for one year. Questions regarding this information should be directed to the Media Contact, Cheryl Lipp, or the Analyst Contact, J. Franklin Hall.
This release should be read in conjunction with the consolidated financial statements, notes, and tables attached and in the First Financial Bancorp Annual Report on Form 10-K for the year ended December 31, 2006. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risk and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the ability of the company to implement its Strategic Plan, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2006 Form 10-K and other public documents filed with the SEC. These documents are available on our investor relations website at www.bankatfirst.com and on the SEC’s website at www.sec.gov.
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FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousand, except per share)
(Unaudited)

	Three months ended,					Six months ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,
	2007	2007	2006	2006	2006	2007	2006
RESULTS OF OPERATIONS
Net interest income	$29,601	$30,403	$30,104	$30,823	$31,947	$60,004	$64,146
Net income	$8,172	$8,435	$827	$12,119	$4,358	$16,607	$8,325
Net earnings per common share — basic	$0.21	$0.22	$0.02	$0.31	$0.11	$0.43	$0.21
Net earnings per common share — diluted	$0.21	$0.22	$0.02	$0.31	$0.11	$0.43	$0.21
Dividends declared per common share	$0.16	$0.16	$0.16	$0.16	$0.16	$0.32	$0.32

KEY FINANCIAL RATIOS
Return on average assets	1.00%	1.04%	0.10%	1.40%	0.51%	1.02%	0.48%
Return on average shareholders’ equity	11.61%	11.94%	1.10%	16.09%	5.90%	11.78%	5.65%
Return on average tangible shareholders’ equity	12.95%	13.31%	1.24%	18.20%	6.70%	13.13%	6.40%

Net interest margin	3.97%	4.12%	3.95%	3.93%	4.11%	4.05%	4.07%
Net interest margin (fully tax equivalent) (1)	4.05%	4.20%	4.05%	4.01%	4.20%	4.12%	4.16%

Average shareholders’ equity to average assets	8.58%	8.68%	8.98%	8.72%	8.64%	8.63%	8.53%
Tier 1 Ratio (2)	11.13%	11.57%	11.73%	11.89%	11.37%	11.13%	11.37%
Total Capital Ratio (2)	12.18%	12.64%	12.81%	13.14%	12.52%	12.18%	12.52%
Leverage Ratio (2)	9.04%	9.08%	9.02%	8.85%	8.72%	9.04%	8.72%

AVERAGE BALANCE SHEET ITEMS
Loans less unearned income (3)	$2,530,638	$2,490,252	$2,497,389	$2,580,005	$2,614,598	$2,510,557	$2,605,725
Investment securities	364,050	367,407	381,985	370,095	380,532	365,719	438,707
Other earning assets	93,986	134,635	142,320	158,940	122,413	114,198	131,910

Total earning assets	$2,988,674	$2,992,294	$3,021,694	$3,109,040	$3,117,543	$2,990,474	$3,176,342
Total assets	$3,291,756	$3,299,346	$3,332,388	$3,426,417	$3,428,839	$3,295,530	$3,486,803
Noninterest-bearing deposits	$405,179	$401,698	$418,009	$401,685	$424,227	$403,448	$420,664
Interest-bearing deposits	2,403,919	2,406,913	2,392,092	2,492,898	2,477,026	2,405,408	2,481,655

Total deposits	$2,809,098	$2,808,611	$2,810,101	$2,894,583	$2,901,253	$2,808,856	$2,902,319
Borrowings	$177,472	$181,613	$192,811	$200,856	$202,792	$179,531	$257,961
Shareholders’ equity	$282,354	$286,453	$299,320	$298,909	$296,087	$284,391	$297,325

CREDIT QUALITY RATIOS
Allowance to ending loans	1.10%	1.10%	1.10%	1.27%	1.15%	1.10%	1.15%
Allowance to nonperforming assets	165.06%	195.42%	208.01%	143.94%	199.38%	165.06%	199.38%
Nonperforming assets to ending loans, plus OREO	0.67%	0.56%	0.53%	0.88%	0.58%	0.67%	0.58%
Nonperforming assets to total assets	0.52%	0.42%	0.40%	0.67%	0.44%	0.52%	0.44%
Net charge-offs to average loans (annualized) (4)	0.23%	0.22%	1.64%	0.17%	1.68%	0.22%	1.05%

(1)	The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

(2)	June 30, 2007 regulatory capital ratios are preliminary.

(3)	Includes loans held for sale.

(4)	December 31, 2006 and June 30, 2006 charge-offs include $4,375 and $8,356, respectively, in loans held for sale write-downs to the lower of cost or estimated fair value.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands)
(Unaudited)

	Three months ended,			Six months ended,
	Jun. 30,			Jun. 30,
	2007	2006	% Change	2007	2006	% Change
Interest income
Loans, including fees	$45,291	$44,386	2.0%	$90,355	$87,243	3.6%
Investment securities
Taxable	3,762	3,798	(0.9%)	7,653	8,939	(14.4%)
Tax-exempt	911	1,057	(13.8%)	1,820	2,161	(15.8%)

Total investment securities interest	4,673	4,855	(3.7%)	9,473	11,100	(14.7%)
Federal funds sold	1,241	1,500	(17.3%)	2,997	3,082	(2.8%)

Total interest income	51,205	50,741	0.9%	102,825	101,425	1.4%

Interest expense
Deposits	19,409	16,554	17.2%	38,418	31,487	22.0%
Short-term borrowings	984	892	10.3%	1,980	1,788	10.7%
Long-term borrowings	542	709	(23.6%)	1,101	2,767	(60.2%)
Subordinated debentures and capital securities	669	639	4.7%	1,322	1,237	6.9%

Total interest expense	21,604	18,794	15.0%	42,821	37,279	14.9%

Net interest income	29,601	31,947	(7.3%)	60,004	64,146	(6.5%)
Provision for loan and lease losses	2,098	360	482.8%	3,454	1,112	210.6%

Net interest income after provision for loan and lease losses	27,503	31,587	(12.9%)	56,550	63,034	(10.3%)

Noninterest income
Service charges on deposit accounts	5,296	5,431	(2.5%)	10,040	10,520	(4.6%)
Trust and wealth management fees	4,526	4,139	9.4%	8,686	8,328	4.3%
Bankcard income	1,424	1,165	22.2%	2,664	2,288	16.4%
Net gains from sales of loans	184	259	(29.0%)	346	504	(31.3%)
Gain on sale of mortgage servicing rights	0	0	N/M	1,061	0	N/M
Losses on sales of investment securities	0	0	N/M	0	(476)	N/M
Other	2,702	2,835	(4.7%)	6,079	5,636	7.9%

Total noninterest income	14,132	13,829	2.2%	28,876	26,800	7.7%

Noninterest expenses
Salaries and employee benefits	17,134	23,110	(25.9%)	36,095	43,327	(16.7%)
Net occupancy	2,484	2,698	(7.9%)	5,291	5,537	(4.4%)
Furniture and equipment	1,708	1,334	28.0%	3,335	2,814	18.5%
Data processing	818	3,393	(75.9%)	1,663	5,337	(68.8%)
Marketing	642	647	(0.8%)	1,511	1,330	13.6%
Communication	798	642	24.3%	1,663	1,309	27.0%
Professional services	1,063	1,829	(41.9%)	2,069	3,419	(39.5%)
Debt extinguishment	0	0	N/M	0	4,295	N/M
Other	4,793	5,031	(4.7%)	9,023	10,193	(11.5%)

Total noninterest expenses	29,440	38,684	(23.9%)	60,650	77,561	(21.8%)

Income before income taxes	12,195	6,732	81.1%	24,776	12,273	101.9%
Income tax expense (benefit)	4,023	2,374	69.5%	8,169	3,948	106.9%

Net income	$8,172	$4,358	87.5%	$16,607	$8,325	99.5%

ADDITIONAL DATA
Net earnings per common share — basic	$0.21	$0.11		$0.43	$0.21
Net earnings per common share — diluted	$0.21	$0.11		$0.43	$0.21
Dividends declared per common share	$0.16	$0.16		$0.32	$0.32
Book value per common share	$7.18	$7.37		$7.18	$7.37

Return on average assets	1.00%	0.51%		1.02%	0.48%
Return on average shareholders’ equity	11.61%	5.90%		11.78%	5.65%

Interest income	$51,205	$50,741	0.9%	$102,825	$101,425	1.4%
Tax equivalent adjustment	580	696	(16.7%)	1,156	1,357	(14.8%)

Interest income — tax equivalent	51,785	51,437	0.7%	103,981	102,782	1.2%
Interest expense	21,604	18,794	15.0%	42,821	37,279	14.9%

Net interest income — tax equivalent	$30,181	$32,643	(7.5%)	$61,160	$65,503	(6.6%)

Net interest margin	3.97%	4.12%		4.05%	4.07%
Net interest margin (fully tax equivalent) (1)	4.05%	4.20%		4.12%	4.16%

Full-time equivalent employees	1,158	1,365		1,158	1,365

(1)	The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands)
(Unaudited)

	2007
	Second	First		% Change
	Quarter	Quarter	Year-to-Date	Linked Qtr.
Interest income
Loans, including fees	$45,291	$45,064	$90,355	0.5%
Investment securities
Taxable	3,762	3,891	7,653	(3.3%)
Tax-exempt	911	909	1,820	0.2%

Total investment securities interest	4,673	4,800	9,473	(2.6%)
Federal funds sold	1,241	1,756	2,997	(29.3%)

Total interest income	51,205	51,620	102,825	(0.8%)

Interest expense
Deposits	19,409	19,009	38,418	2.1%
Short-term borrowings	984	996	1,980	(1.2%)
Long-term borrowings	542	559	1,101	(3.0%)
Subordinated debentures and capital securities	669	653	1,322	2.5%

Total interest expense	21,604	21,217	42,821	1.8%

Net interest income	29,601	30,403	60,004	(2.6%)
Provision for loan and lease losses	2,098	1,356	3,454	54.7%

Net interest income after provision for loan and lease losses	27,503	29,047	56,550	(5.3%)

Noninterest income
Service charges on deposit accounts	5,296	4,744	10,040	11.6%
Trust and wealth management fees	4,526	4,160	8,686	8.8%
Bankcard income	1,424	1,240	2,664	14.8%
Net gains from sales of loans	184	162	346	13.6%
Gain on sale of mortgage servicing rights	0	1,061	1,061	(100.0%)
Other	2,702	3,377	6,079	(20.0%)

Total noninterest income	14,132	14,744	28,876	(4.2%)

Noninterest expenses
Salaries and employee benefits	17,134	18,961	36,095	(9.6%)
Net occupancy	2,484	2,807	5,291	(11.5%)
Furniture and equipment	1,708	1,627	3,335	5.0%
Data processing	818	845	1,663	(3.2%)
Marketing	642	869	1,511	(26.1%)
Communication	798	865	1,663	(7.7%)
Professional services	1,063	1,006	2,069	5.7%
Other	4,793	4,230	9,023	13.3%

Total noninterest expenses	29,440	31,210	60,650	(5.7%)

Income before income taxes	12,195	12,581	24,776	(3.1%)
Income tax expense (benefit)	4,023	4,146	8,169	(3.0%)

Net income	$8,172	$8,435	$16,607	(3.1%)

ADDITIONAL DATA
Net earnings per common share — basic	$0.21	$0.22	$0.43
Net earnings per common share — diluted	$0.21	$0.22	$0.43
Dividends declared per common share	$0.16	$0.16	$0.32
Book value per common share	$7.18	$7.29	$7.18

Return on average assets	1.00%	1.04%	1.02%
Return on average shareholders’ equity	11.61%	11.94%	11.78%

Interest income	$51,205	$51,620	$102,825	(0.8%)
Tax equivalent adjustment	580	576	1,156	0.7%

Interest income — tax equivalent	51,785	52,196	103,981	(0.8%)
Interest expense	21,604	21,217	42,821	1.8%

Net interest income — tax equivalent	$30,181	$30,979	$61,160	(2.6%)

Net interest margin	3.97%	4.12%	4.05%
Net interest margin (fully tax equivalent) (1)	4.05%	4.20%	4.12%

Full-time equivalent employees	1,158	1,166	1,158

(1)	The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands)
(Unaudited)

	2006
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$44,972	$45,484	$44,386	$42,857	$177,699
Investment securities
Taxable	3,925	3,728	3,798	5,141	16,592
Tax-exempt	985	996	1,057	1,104	4,142

Total investment securities interest	4,910	4,724	4,855	6,245	20,734
Federal funds sold	1,894	2,116	1,500	1,582	7,092

Total interest income	51,776	52,324	50,741	50,684	205,525

Interest expense
Deposits	19,349	19,176	16,554	14,933	70,012
Short-term borrowings	1,027	953	892	896	3,768
Long-term borrowings	609	686	709	2,058	4,062
Subordinated debentures and capital securities	687	686	639	598	2,610

Total interest expense	21,672	21,501	18,794	18,485	80,452

Net interest income	30,104	30,823	31,947	32,199	125,073
Provision for loan and lease losses	5,822	2,888	360	752	9,822

Net interest income after provision for loan and lease losses	24,282	27,935	31,587	31,447	115,251

Noninterest income
Service charges on deposit accounts	5,766	5,672	5,431	5,089	21,958
Trust and wealth management fees	3,987	3,949	4,139	4,189	16,264
Bankcard income	1,126	1,023	1,165	1,123	4,437
Net gains from sales of loans	234	2,468	259	245	3,206
Gains on sales of branches	0	12,545	0	0	12,545
Losses on sales of investment securities	0	0	0	(476)	(476)
Other	1,791	2,623	2,835	2,801	10,050

Total noninterest income	12,904	28,280	13,829	12,971	67,984

Noninterest expenses
Salaries and employee benefits	21,234	19,968	23,110	20,217	84,529
Net occupancy	2,699	2,802	2,698	2,839	11,038
Furniture and equipment	1,496	1,297	1,334	1,480	5,607
Data processing	1,574	3,058	3,393	1,944	9,969
Marketing	1,022	1,138	647	683	3,490
Communication	1,204	821	642	667	3,334
Professional services	2,074	2,342	1,829	1,590	7,835
Debt extinguishment	0	0	0	4,295	4,295
Other	6,466	5,759	5,031	5,162	22,418

Total noninterest expenses	37,769	37,185	38,684	38,877	152,515

Earnings before income taxes	(583)	19,030	6,732	5,541	30,720
Income tax expense (benefit)	(1,410)	6,911	2,374	1,574	9,449

Net earnings	$827	$12,119	$4,358	$3,967	$21,271

ADDITIONAL DATA
Net earnings per common share — basic	$0.02	$0.31	$0.11	$0.10	$0.54
Net earnings per common share — diluted	$0.02	$0.31	$0.11	$0.10	$0.54
Dividends declared per common share	$0.16	$0.16	$0.16	$0.16	$0.64
Book value per common share	$7.27	$7.58	$7.37	$7.50	$7.27

Return on average assets	0.10%	1.40%	0.51%	0.45%	0.62%
Return on average shareholders’ equity	1.10%	16.09%	5.90%	5.39%	7.13%

Interest income	$51,776	$52,324	$50,741	$50,684	$205,525
Tax equivalent adjustment	712	586	696	661	2,655

Interest income — tax equivalent	52,488	52,910	51,437	51,345	208,180
Interest expense	21,672	21,501	18,794	18,485	80,452

Net interest income — tax equivalent	$30,816	$31,409	$32,643	$32,860	$127,728

Net interest margin	3.95%	3.93%	4.11%	4.04%	4.01%
Net interest margin (fully tax equivalent) (1)	4.05%	4.01%	4.20%	4.12%	4.09%

Full-time equivalent employees	1,214	1,226	1,365	1,467	1,214

(1)	The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	% Change	% Change
	2007	2007	2006	2006	2006	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$87,808	$87,969	$119,407	$117,067	$152,581	(0.2%)	(42.5%)
Federal funds sold	55,000	159,200	102,000	101,000	79,000	(65.5%)	(30.4%)
Investment securities held-to-maturity	5,711	7,769	7,995	8,059	8,571	(26.5%)	(33.4%)
Investment securities available-for-sale	313,575	325,755	324,259	329,225	326,633	(3.7%)	(4.0%)
Other investments	33,969	33,969	33,969	34,137	34,827	0.0%	(2.5%)
Loans
Commercial	747,292	709,341	673,445	663,522	646,662	5.4%	15.6%
Real estate — construction	125,732	107,867	101,688	92,434	95,603	16.6%	31.5%
Real estate — commercial	676,679	647,126	623,603	625,535	640,869	4.6%	5.6%
Real estate — retail	580,005	604,213	628,579	653,652	721,383	(4.0%)	(19.6%)
Installment	162,506	180,116	198,881	219,677	251,463	(9.8%)	(35.4%)
Home equity	235,734	228,660	228,128	231,741	226,974	3.1%	3.9%
Credit card	24,488	23,678	24,587	23,083	22,563	3.4%	8.5%
Lease financing	608	732	923	1,202	1,396	(16.9%)	(56.4%)

Total loans	2,553,044	2,501,733	2,479,834	2,510,846	2,606,913	2.1%	(2.1%)
Less
Allowance for loan and lease losses	28,060	27,407	27,386	31,888	30,085	2.4%	(6.7%)

Net loans	2,524,984	2,474,326	2,452,448	2,478,958	2,576,828	2.0%	(2.0%)
Loans held for sale	0	0	8,824	0	30,747	N/M	N/M
Premises and equipment	79,079	79,553	79,609	78,820	78,707	(0.6%)	0.5%
Goodwill	28,261	28,261	28,261	28,261	28,261	0.0%	0.0%
Other intangibles	1,003	1,195	5,842	6,471	6,927	(16.1%)	(85.5%)
Accrued interest and other assets	143,277	129,991	138,985	125,084	132,303	10.2%	8.3%

Total Assets	$3,272,667	$3,327,988	$3,301,599	$3,307,082	$3,455,385	(1.7%)	(5.3%)

LIABILITIES
Deposits
Interest-bearing	$594,788	$627,996	$667,305	$672,841	$701,412	(5.3%)	(15.2%)
Savings	588,229	564,340	526,663	523,884	549,732	4.2%	7.0%
Time	1,211,182	1,218,823	1,179,852	1,198,059	1,243,896	(0.6%)	(2.6%)

Total interest-bearing deposits	2,394,199	2,411,159	2,373,820	2,394,784	2,495,040	(0.7%)	(4.0%)
Noninterest-bearing	399,260	420,521	424,138	381,937	433,372	(5.1%)	(7.9%)

Total deposits	2,793,459	2,831,680	2,797,958	2,776,721	2,928,412	(1.3%)	(4.6%)
Short-term borrowings
Federal funds purchased and securities sold under agreements to repurchase	31,700	39,998	57,201	54,129	48,596	(20.7%)	(34.8%)
Other	52,500	52,246	39,500	39,000	36,500	0.5%	43.8%

Total short-term borrowings	84,200	92,244	96,701	93,129	85,096	(8.7%)	(1.1%)
Federal Home Loan Bank long-term debt	59,021	60,298	63,762	68,197	82,025	(2.1%)	(28.0%)
Other long-term debt	30,930	30,930	30,930	30,930	30,930	0.0%	0.0%
Accrued interest and other liabilities	25,831	28,481	26,769	38,580	36,688	(9.3%)	(29.6%)

Total Liabilities	2,993,441	3,043,633	3,016,120	3,007,557	3,163,151	(1.6%)	(5.4%)

SHAREHOLDERS’ EQUITY
Common stock	390,545	393,091	392,736	392,156	391,566	(0.6%)	(0.3%)
Retained earnings	75,444	73,505	71,320	76,783	70,997	2.6%	6.3%
Accumulated comprehensive income	(16,168)	(13,121)	(13,375)	(8,581)	(11,875)	23.2%	36.2%
Treasury stock, at cost	(170,595)	(169,120)	(165,202)	(160,833)	(158,454)	0.9%	7.7%

Total Shareholders’ Equity	279,226	284,355	285,479	299,525	292,234	(1.8%)	(4.5%)

Total Liabilities and Shareholders’ Equity	$3,272,667	$3,327,988	$3,301,599	$3,307,082	$3,455,385	(1.7%)	(5.3%)

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,
	2007	2007	2006	2006	2006	2007	2006
ASSETS
Cash and due from banks	$94,541	$94,384	$106,010	$109,896	$115,406	$94,463	$119,246
Federal funds sold	93,986	134,635	142,320	158,940	122,413	114,198	131,910
Investment securities	364,050	367,407	381,985	370,095	380,532	365,719	438,707
Loans
Commercial	733,936	685,585	664,476	642,378	626,912	706,790	603,924
Real estate — construction	118,425	100,192	96,280	94,135	83,719	109,359	84,690
Real estate — commercial	657,959	637,642	623,632	611,602	651,156	650,961	646,795
Real estate — retail	592,811	616,892	649,638	709,539	743,948	604,785	753,100
Installment	170,748	189,397	209,053	235,492	262,019	180,021	274,531
Home equity	231,982	229,112	229,900	229,583	222,878	230,555	218,799
Credit card	23,944	23,809	23,247	22,741	22,017	23,877	21,883
Lease financing	671	830	1,067	1,290	1,599	750	1,827

Total loans	2,530,476	2,483,459	2,497,293	2,546,760	2,614,248	2,507,098	2,605,549
Less
Allowance for loan and lease losses	27,482	27,770	30,894	30,284	40,445	27,625	41,418

Net loans	2,502,994	2,455,689	2,466,399	2,516,476	2,573,803	2,479,473	2,564,131
Loans held for sale	162	6,793	96	33,245	350	3,459	176
Premises and equipment	79,491	79,819	79,123	78,798	76,150	79,654	74,860
Goodwill	28,261	28,261	28,263	28,260	28,261	28,261	28,198
Other intangibles	1,096	5,464	6,261	6,721	7,214	3,268	7,457
Accrued interest and other assets	127,175	126,894	121,931	123,986	124,710	127,035	122,118

Total Assets	$3,291,756	$3,299,346	$3,332,388	$3,426,417	$3,428,839	$3,295,530	$3,486,803

LIABILITIES
Deposits
Interest-bearing	$606,320	$646,548	$669,076	$724,253	$702,138	$626,323	$714,351
Savings	578,357	545,101	526,550	536,534	540,242	561,821	528,985
Time	1,219,242	1,215,264	1,196,466	1,232,111	1,234,646	1,217,264	1,238,319

Total interest-bearing deposits	2,403,919	2,406,913	2,392,092	2,492,898	2,477,026	2,405,408	2,481,655
Noninterest-bearing	405,179	401,698	418,009	401,685	424,227	403,448	420,664

Total deposits	2,809,098	2,808,611	2,810,101	2,894,583	2,901,253	2,808,856	2,902,319
Short-term borrowings
Federal funds purchased and securities sold under agreements to repurchase	34,280	46,397	59,196	53,958	49,563	40,305	50,572
Other	52,849	42,136	35,648	37,673	39,819	47,522	42,804

Total short-term borrowings	87,129	88,533	94,844	91,631	89,382	87,827	93,376
Federal Home Loan Bank long-term debt	59,413	62,150	67,037	78,295	82,480	60,774	133,655
Other long-term debt	30,930	30,930	30,930	30,930	30,930	30,930	30,930

Total borrowed funds	177,472	181,613	192,811	200,856	202,792	179,531	257,961
Accrued interest and other liabilities	22,832	22,669	30,156	32,069	28,707	22,752	29,198

Total Liabilities	3,009,402	3,012,893	3,033,068	3,127,508	3,132,752	3,011,139	3,189,478

SHAREHOLDERS’ EQUITY
Common stock	391,536	392,908	392,931	391,325	392,354	392,218	392,509
Retained earnings	74,049	74,497	78,162	77,487	73,237	74,271	73,472
Accumulated comprehensive income	(13,739)	(13,725)	(8,768)	(10,708)	(9,999)	(13,732)	(8,776)
Treasury stock, at cost	(169,492)	(167,227)	(163,005)	(159,195)	(159,505)	(168,366)	(159,880)

Total Shareholders’ Equity	282,354	286,453	299,320	298,909	296,087	284,391	297,325

Total Liabilities and Shareholders’ Equity	$3,291,756	$3,299,346	$3,332,388	$3,426,417	$3,428,839	$3,295,530	$3,486,803

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE / VOLUME ANALYSYS(1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	Jun. 30, 2007		Mar. 31, 2007		Jun. 30, 2006		Jun. 30, 2007		Jun. 30, 2006
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investment securities	$364,050	5.15%	$367,407	5.30%	$380,532	5.12%	$365,719	5.22%	$438,707	5.10%
Federal funds sold	93,986	5.30%	134,635	5.29%	122,413	4.91%	114,198	5.29%	131,910	4.71%
Gross loans (2)	2,530,638	7.18%	2,490,252	7.34%	2,614,598	6.81%	2,510,557	7.26%	2,605,725	6.75%

Total earning assets	2,988,674	6.87%	2,992,294	7.00%	3,117,543	6.53%	2,990,474	6.93%	3,176,342	6.44%

Nonearning assets
Allowance for loan losses	(27,482)		(27,770)		(40,445)		(27,625)		(41,418)
Cash and due from banks	94,541		94,384		115,406		94,463		119,246
Accrued interest and other assets	236,023		240,438		236,335		238,218		232,633

Total assets	$3,291,756		$3,299,346		$3,428,839		$3,295,530		$3,486,803

Interest-bearing liabilities
Total interest-bearing deposits	$2,403,919	3.24%	$2,406,913	3.20%	$2,477,026	2.68%	$2,405,408	3.22%	$2,481,655	2.56%
Borrowed funds
Short-term borrowings	87,129	4.53%	88,533	4.56%	89,382	4.00%	87,827	4.55%	93,376	3.86%
Federal Home Loan Bank long-term debt	59,413	3.66%	62,150	3.65%	82,480	3.45%	60,774	3.65%	133,655	4.17%
Other long-term debt	30,930	8.68%	30,930	8.56%	30,930	8.29%	30,930	8.62%	30,930	8.06%

Total borrowed funds	177,472	4.96%	181,613	4.93%	202,792	4.43%	179,531	4.95%	257,961	4.53%

Total interest-bearing liabilities	2,581,391	3.36%	2,588,526	3.32%	2,679,818	2.81%	2,584,939	3.34%	2,739,616	2.74%

Noninterest-bearing liabilities
Noninterest bearing demand deposits	405,179		401,698		424,227		403,448		420,664
Other liabilities	22,832		22,669		28,707		22,752		29,198
Shareholders’ equity	282,354		286,453		296,087		284,391		297,325

Total liabilities & shareholders’ equity	$3,291,756		$3,299,346		$3,428,839		$3,295,530		$3,486,803

Net interest income (1)	$29,601		$30,403		$31,947		$60,004		$64,146

Net interest spread (1)		3.51%		3.68%		3.72%		3.59%		3.70%

Net interest margin (1)		3.97%		4.12%		4.11%		4.05%		4.07%

(1)	Not tax equivalent.

(2)	Loans held for sale and nonaccrual loans are both included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE / VOLUME ANALYSYS(1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$(136)	$9	$(127)	$30	$(212)	$(182)	$264	$(1,891)	$(1,627)
Federal funds sold	2	(517)	(515)	116	(375)	(259)	380	(465)	(85)
Gross loans (2)	(986)	1,213	227	2,408	(1,503)	905	6,537	(3,425)	3,112

Total earning assets	(1,120)	705	(415)	2,554	(2,090)	464	7,181	(5,781)	1,400

Nonearning assets
Allowance for loan losses
Cash and due from banks
Accrued interest and other assets
Total assets

Interest-bearing liabilities
Total interest-bearing deposits	$211	$189	$400	$3,445	$(590)	$2,855	$8,149	$(1,218)	$6,931
Borrowed funds
Short-term borrowings	(7)	(5)	(12)	117	(25)	92	317	(125)	192
Federal Home Loan Bank long-term debt	2	(19)	(17)	43	(210)	(167)	(346)	(1,320)	(1,666)
Other long-term debt	9	7	16	30	—	30	85	—	85

Total borrowed funds	4	(17)	(13)	190	(235)	(45)	56	(1,445)	(1,389)

Total interest-bearing liabilities	215	172	387	3,635	(825)	2,810	8,205	(2,663)	5,542

Noninterest-bearing liabilities
Noninterest bearing demand deposits
Other liabilities
Shareholders’ equity
Total liabilities & shareholders’ equity

Net interest income (1)	$(1,335)	$533	$(802)	$(1,081)	$(1,265)	$(2,346)	$(1,024)	$(3,118)	$(4,142)

Net interest spread (1)
Net interest margin (1)

(1)	Not tax equivalent.

(2)	Loans held for sale and nonaccrual loans are both included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(Dollars in thousands)
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2007	2007	2006	2006	2006
ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$27,407	$27,386	$31,888	$30,085	$40,656
Provision for loan losses	2,098	1,356	5,822	2,888	360
Gross charge-offs
Commercial	920	746	5,675	1,238	3,521
Commercial real estate	176	146	1,099	119	5,818
Retail real estate	57	116	2,729	111	1,910
Installment	604	741	776	391	562
Home equity	149	139	331	78	11
All other	224	265	306	220	189

Total gross charge-offs (1)	2,130	2,153	10,916	2,157	12,011
Recoveries
Commercial	246	269	206	458	476
Commercial real estate	48	58	20	129	57
Retail real estate	10	18	4	130	78
Installment	288	346	292	315	425
Home equity	25	76	1	0	0
All other	68	51	69	40	44

Total recoveries	685	818	592	1,072	1,080

Total net charge-offs	1,445	1,335	10,324	1,085	10,931

Ending allowance for loan losses	$28,060	$27,407	$27,386	$31,888	$30,085

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)(1)
Commercial	0.37%	0.28%	3.27%	0.48%	1.95%
Commercial real estate	0.08%	0.06%	0.69%	(0.01%)	3.55%
Retail real estate	0.03%	0.06%	1.66%	(0.01%)	0.99%
Installment	0.74%	0.85%	0.92%	0.13%	0.21%
Home equity	0.21%	0.11%	0.57%	0.13%	0.02%
All other	0.44%	0.70%	0.78%	0.60%	0.54%

Total net charge-offs (1)	0.23%	0.22%	1.64%	0.17%	1.68%

(1) December 31, 2006 and June 30, 2006 charge-offs include $4,375 and $8,356, respectively, in loans held for sale write-downs to the lower of cost or estimated fair market value.

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial	$6,812	$2,529	$2,610	$8,056	$4,301
Commercial real estate	4,140	4,947	4,102	4,487	3,107
Retail real estate	1,694	1,311	1,482	3,604	2,362
Installment	681	920	1,328	1,619	1,529
Home equity	1,048	1,038	698	854	831
All other	21	20	16	72	72

Total nonaccrual loans	14,396	10,765	10,236	18,692	12,202
Restructured loans	581	588	596	603	610

Total nonperforming loans	14,977	11,353	10,832	19,295	12,812
Other real estate owned (OREO)	2,023	2,672	2,334	2,859	2,277

Total nonperforming assets	17,000	14,025	13,166	22,154	15,089

Accruing loans past due 90 days or more	165	81	185	788	758

Total underperforming assets	$17,165	$14,106	$13,351	$22,942	$15,847

CREDIT QUALITY RATIOS
Allowance for loan and lease losses to
Nonaccrual loans	194.92%	254.59%	267.55%	170.60%	246.56%
Nonperforming assets	165.06%	195.42%	208.01%	143.94%	199.38%
Total ending loans	1.10%	1.10%	1.10%	1.27%	1.15%
Nonaccrual loans to total loans	0.56%	0.43%	0.41%	0.74%	0.47%
Nonperforming assets to
Ending loans, plus OREO	0.67%	0.56%	0.53%	0.88%	0.58%
Total assets	0.52%	0.42%	0.40%	0.67%	0.44%

FIRST FINANCIAL BANCORP.
CAPITAL DATA
(Dollars in thousands)
(Unaudited)

						Six months ended,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2007	2007	2006	2006	2006	2007	2006
PER COMMON SHARE
Market Price
High	$15.72	$16.76	$17.50	$16.04	$16.68	$16.76	$18.32
Low	$14.43	$14.83	$15.52	$14.20	$14.63	$14.43	$14.63
Close	$14.99	$15.11	$16.61	$15.91	$14.91	$14.99	$14.91

Average shares outstanding — basic	38,965,409	39,121,105	39,377,735	39,612,408	39,605,631	39,042,827	39,582,995
Average shares outstanding — diluted	38,967,061	39,135,637	39,395,456	39,619,786	39,619,729	39,050,919	39,616,238
Ending shares outstanding	38,883,083	39,001,843	39,245,407	39,507,716	39,660,341	38,883,083	39,660,341

REGULATORY CAPITAL	Preliminary					Preliminary
Tier 1 Capital	$295,996	$298,020	$299,199	$300,551	$296,334	$295,996	$296,334
Tier 1 Ratio	11.13%	11.57%	11.73%	11.89%	11.37%	11.13%	11.37%
Total Capital	$324,056	$325,550	$326,779	$332,302	$326,464	$324,056	$326,464
Total Capital Ratio	12.18%	12.64%	12.81%	13.14%	12.52%	12.18%	12.52%
Total Risk-Adjusted Assets	$2,659,915	$2,575,218	$2,551,505	$2,528,102	$2,606,871	$2,659,915	$2,606,871
Leverage Ratio	9.04%	9.08%	9.02%	8.85%	8.72%	9.04%	8.72%

OTHER CAPITAL RATIOS
Ending shareholders’ equity to ending assets	8.53%	8.54%	8.65%	9.06%	8.46%	8.53%	8.46%
Ending tangible shareholders’ equity to ending tangible assets	7.71%	7.73%	7.69%	8.09%	7.52%	7.71%	7.52%
Average shareholders’ equity to average assets	8.58%	8.68%	8.98%	8.72%	8.64%	8.63%	8.53%
Average tangible shareholders’ equity to average tangible assets	7.76%	7.86%	8.04%	7.79%	7.69%	7.81%	7.58%

REPURCHASE PROGRAM(1)
Shares repurchased	252,000	244,000	252,000	152,000	0	496,000	0
Average share repurchase price	$15.07	$16.11	$16.64	$15.59	—	$15.58	—
Total cost of shares repurchased	$3,797,343	$3,930,945	$4,192,464	$2,369,286	—	$7,728,288	—

(1)	Represents share repurchases as part of publicly announced plans.